Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of August 2, 2017

by

JRG REINSURANCE COMPANY LTD.,

as Pledgor

and

BMO HARRIS BANK N.A.

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION	1

1.1	Definitions	1

1.2	Credit Agreement Defined Terms	3

1.3	Certain UCC Terms	3

1.4	Rules of Construction	4

SECTION 2.	PLEDGE	4

2.1	Pledged Collateral	4

2.2	Delivery of Certificates and Instruments	4

2.3	Pledgor’s Rights	4

2.4	Lender Not Liable	5

2.5	Attorney-in-Fact	5

2.6	Lender May Perform	6

2.7	Reasonable Care	6

2.8	Security Interest Absolute	6

SECTION 3.	REPRESENTATIONS AND WARRANTIES	7

3.1	Organization, Power and Authority	7

3.2	Valid Security Interest	7

3.3	No Liens	7

3.4	Location of Records/Chief Executive Office	7

3.5	Consents, Etc	7

3.6	Name	8

3.7	Valid Agreement	8

SECTION 4.	COVENANTS	8

4.1	Maintenance of Collateral; Sale of Pledged Collateral; Other Accounts	8

4.2	No Other Liens	8

4.3	Principal Office	9

4.4	Supplements; Further Assurances, etc	9

4.5	Certificates and Instruments	9

4.6	Financing Statements	9

4.7	Improper Distributions	9

4.8	Account Access	9

SECTION 5.	EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT	9

5.1	Remedies Generally	9

5.2	Sale of Pledged Collateral	10

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5.3	Purchase of Pledged Collateral	11

5.4	Application of Proceeds	11

SECTION 6.	MISCELLANEOUS PROVISIONS	11

6.1	Notices	11

6.2	Continuing Security Interest	12

6.3	Reinstatement	12

6.4	Independent Security	12

6.5	Amendments	12

6.6	Successors and Assigns	12

6.7	[Reserved]	12

6.8	Survival	12

6.9	Continuing Security Interest; Transfer of Loans	13

6.10	No Waiver; Remedies Cumulative	13

6.11	Counterparts	13

6.12	Headings Descriptive	13

6.13	Severability	13

6.14	Governing Law	13

6.15	Consent to Jurisdiction	14

6.16	Waiver of Jury Trial	14

6.17	Entire Agreement	14

6.18	Waiver of Defenses	15

6.19	Subrogation, Etc	16

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PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of August 2, 2017, is entered into by and between JRG REINSURANCE COMPANY LTD., a company incorporated and existing under the laws of Bermuda (the “Pledgor”), and BMO HARRIS BANK N.A. (together with its successors and assigns, the “Lender”).

RECITALS

A.        The Pledgor and James River Group Holdings, Ltd., as borrowers (in such capacity, each a “Borrower” and, collectively, the “Borrowers”), have entered into that certain Credit Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers and the Lender.

B.        It is a condition precedent to the effectiveness of the Credit Agreement and the other Loan Documents that this Agreement be executed and delivered by the Pledgor.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Lender hereby agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1       Definitions. The following terms shall have the following respective meanings:

“Agreement” shall have the meaning given in the preamble.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.

“BMO Account” mean Account No. 71-1891-AB-7 maintained by Pledgor with the Lender for the purpose of holding Pledged Collateral.

“Borrowers” shall have the meaning given in the recitals.

“Control Agreement” means any control agreement with respect to the BMO Account by and among Pledgor, the Lender and BMO Harris Bank N.A., as securities intermediary, as the same may be amended or modified, and any other control agreement or similar agreement with respect to any other Securities Account, security or security entitlement pursuant to which the Lender shall have “control” over any part of the Collateral within the meaning of the Code.

“Credit Agreement” shall have the meaning given in the recitals.

“Event of Default” shall mean any one or more of (a) any Event of Default described in Section 7.01 of the Credit Agreement, (b) Pledgor’s failure to perform when due any covenant or agreement contained in any one or more of Sections 2.3(c), 4.1, 4.2, 4.3 and 4.4 hereof, (c) Pledgor’s failure to perform when due any other covenant or agreement contained in this Agreement and such failure shall continue for 15 days after the earlier of notice of such failure to Pledgor from the Lender or knowledge of such failure by an officer of Pledgor, and (d) any representation or warranty of Pledgor hereunder being untrue in any material respect when made or deemed made.

“Financing Statements” means all financing statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant applicable law.

“Lender” shall have the meaning given in the recitals.

“Pledged Collateral” means any and all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located:

(i)        Any and all securities (certificated or uncertificated), security entitlements, certificates of deposit, financial assets, bonds, instruments and other investment property of Pledgor, whether now owned or hereafter acquired, and all substitutes therefor, additions thereto, proceeds thereof, any and all interest, earnings, dividends, new investment property, and any other property to which Pledgor may now be or hereafter become entitled with respect thereto that may from time to time be held in a Securities Account; and

(ii)        All of Pledgor’s accounts, instruments, chattel paper and general intangibles related to the properties listed in clause (i) above; and

(iii)        All books and records, accountings, reports, papers and documents relating to any of the foregoing; and

(iv)        All proceeds of the foregoing, except to the extent removed from the Securities Account in accordance with the terms of any Control Agreement.

“Pledgor” shall have the meaning given in the preamble.

“Secured Obligations” means, collectively, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all of the Borrowers’ Debt and other obligations under the Secured Facility and, upon the payment and performance in full of such Debt and other obligations under the Secured Facility, of all of the Borrowers’ Debt and other obligations under the Credit Agreement and the other Loan Documents, whether now existing or hereafter arising and howsoever evidenced, including without limitation (a) the aggregate undrawn amount of all Secured Facility Letters of Credit outstanding at any time, the aggregate amount of all other Secured Facility LC Reimbursement Obligations that have not been reimbursed and any and all Debts and other obligations of the Loan Parties under the Secured Facility and (b) upon payment and performance in full of the Debt and obligations described in clause (a) hereof, the Loans, LC Exposure and other obligations under the Unsecured Facility; provided that, the Lender shall exercise no remedy with respect to the Secured Obligations described in clause (b) above unless an Event of Default shall have occurred and be continuing.

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“Securities Account” means the BMO Account or any other securities account maintained with BMO Harris Bank N.A. or a different Securities Intermediary that is subject to a Control Agreement.

“Securities Intermediary” means BMO Harris Bank N.A. or another securities intermediary requested by the Borrowers and approved by the Lender.

“Termination Date” means the date on which all Secured Obligations have been indefeasibly paid in full.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or equivalent Law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2        Credit Agreement Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.3        Certain UCC Terms. Except where the context mandates otherwise, the following terms shall have the respective meanings assigned to them in, as the case may be, Article 8 or Article 9 of the UCC:

account

certificated security

chattel paper

collateral

deposit account

financial asset

general intangible

instrument

investment property

proceeds

securities account

securities intermediary

security

security entitlement

uncertificated security.

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1.4        Rules of Construction.  Except as otherwise provided herein or unless the context otherwise requires, the rules of construction set forth in Section 1.02 through 1.04, inclusive, of the Credit Agreement shall be applicable to this Agreement mutatis mutandis. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. PLEDGE

2.1        Pledged Collateral.

(a)        The Pledgor hereby assigns as collateral security to the Lender, and hereby grants to the Lender a security interest in and continuing Lien on, all of the Pledgor’s right, title and interest in, to and under each and all of the Pledged Collateral as security and collateral for the prompt and complete payment and performance when due and with all rights and remedies under the UCC (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations.

(b)        As used herein, the term “proceeds” shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Pledged Collateral, or any proceeds thereof, are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any such Pledged Collateral or any proceeds thereof.

2.2        Delivery of Certificates and Instruments.  All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Lender in accordance with Section 4.5, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender. The Lender shall have the right, at any time following the occurrence and during the continuation of an Event of Default, without notice to the Pledgor, to transfer or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral.

2.3       Pledgor’s Rights.

(a)        Voting Rights.

(i)        Unless an Event of Default shall have occurred and be continuing, and the Lender shall have notified the Pledgor that its rights under this Section 2.3 are being suspended, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral; provided, however, that the no vote shall be cast, right exercised or other action taken that would be in any material respect inconsistent with, or would reasonably be expected to cause any violation of, any provision of this Agreement or any other Loan Document.

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(ii)        Upon the occurrence and during the continuation of an Event of Default, after the Lender shall have notified the Pledgor of the suspension of its rights under this Section 2.3, then, all voting and other rights of the Pledgor with respect to the Pledged Collateral that the Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease, and all such rights shall be vested in the Lender which shall thereupon have the sole right to exercise such rights.

(b)        Distributions.

(i)        Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain any and all dividends, interest, and other distributions (other than distributions of principal) paid on or distributed in respect of the Pledged Collateral.

(ii)        Upon the occurrence and during the continuation of an Event of Default, all rights of the Pledgor to the dividends, interest, principal and other distributions shall cease and all such rights shall be vested in the Lender which shall thereupon have the sole right to receive such distributions.

(c)        Turnover. All distributions and other amounts which are received by the Pledgor contrary to the provisions of this Agreement or the other Loan Documents shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement requested by the Lender).

2.4        Lender Not Liable.  None of the Lender or any of its directors, officers, employees, affiliates or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any Pledged Collateral, nor shall any of the Lender or any of its directors, officers, employees, affiliates or agents be obligated in any manner to (a) perform any of the obligations of the Pledgor under or pursuant to any agreement to which the Pledgor is a party; (b) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral; (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral; or (d) take any other action whatsoever with respect to the Pledged Collateral other than as expressly provided for herein.

2.5        Attorney-in-Fact.

(a)        The Pledgor hereby appoints the Lender, or any Person, officer or agent whom the Lender may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, at the Pledgor’s cost and expense, to the extent reasonable, from time to time to take any action and to execute any instrument which may be reasonably necessary to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Lender pursuant to Section 2.3(b) and to give full discharge for the same. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Notwithstanding anything in this Section 2.5(a) to the contrary, the Lender shall not exercise any of the rights as attorney-in-fact provided for in this Section 2.5(a) unless and until an Event of Default has occurred and is continuing.

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(b)        The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof, in each case pursuant to the powers granted hereunder. The Pledgor hereby acknowledges and agrees that the Lender shall have no fiduciary duties to the Pledgor in acting pursuant to this power-of-attorney and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

2.6        Lender May Perform. If the Pledgor fails to perform any agreement contained herein after the occurrence and during the continuance of any Event of Default, the Lender may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Lender, including the reasonable fees and expenses of its counsel, incurred in connection therewith shall be payable by the Loan Parties under Section 9.03 of the Credit Agreement.

2.7        Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment reasonably equivalent to that which the Lender accords its own property of the type of which the Pledged Collateral consists, it being understood that the Lender shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

2.8        Security Interest Absolute. All rights and security interests of the Lender purported to be granted hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)        any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

(b)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents or any other agreement or instrument relating thereto;

(c)        any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of, or consent to any departure from, any guaranty, for all or any of the Secured Obligations;

(d)        any bankruptcy or insolvency of any Loan Party or any other Person; or

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(e)        any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any third-party pledgor (other than the defense of payment).

SECTION 3. REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Lender as of the date hereof, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

3.1        Organization, Power and Authority. The Pledgor has been duly formed and is an existing company in good standing under the laws of Bermuda, with full company power and authority to execute, deliver and perform its obligations under this Agreement and to own or lease its properties and conduct its business, including the right to pledge, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgor to the Lender as provided herein.

3.2        Valid Security Interest. This Agreement is effective to create in favor of the Lender, a legal, valid, binding and enforceable security interest (except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) in the Pledged Collateral and proceeds thereof.

3.3        No Liens. The Pledgor is the owner of all of its right, title and interest in the Pledged Collateral free from any Liens other than the Liens created pursuant to this Agreement. No Person other than the Pledgor has any right, title or interest in or to the Pledged Collateral.

3.4        Location of Records/Chief Executive Office. As of the date hereof, the chief executive office of the Pledgor and the office location where the Pledgor keeps its records concerning the Pledged Collateral is located at:

Wellesley House, 2nd Floor,

90 Pitts Bay Rd.,

Pembroke HM 08, Bermuda,

Telephone: 441-278-4570

The Pledgor’s United States NAIC Alien Identification Number is AA-3190958; and the Pledgor’s organizational identification number with the Bermuda Registrar of Companies is 41041.

3.5        Consents, Etc. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required either (a) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor or (b) for the exercise by the Lender of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except in the case of clause (b), as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally. Without limiting the generality of the foregoing, the Regulatory Condition Satisfaction is effective with respect to each and every encumbrance of Pledged Collateral hereunder.

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3.6        Name. The full legal name of the Pledgor is JRG Reinsurance Company Ltd., as indicated on the public record of Bermuda. The Pledgor does not, and has not during the previous five years, used any other name or maintained its chief executive office outside of the jurisdiction referenced in Section 3.4 above.

3.7        Valid Agreement. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

SECTION 4. COVENANTS

The Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.9:

4.1        Maintenance of Collateral; Sale of Pledged Collateral; Other Accounts.

(a)        The Pledgor shall be permitted to sell items of Pledged Collateral provided that (i) no Default or Event of Default shall have occurred and be continuing and (ii) the proceeds of any such sale are deposited in a Securities Account.

(b)        The Pledgor may at any time and from time to time request in writing that the Lender release from the Lien hereof, and the Lender shall cause to be released from the Lien hereof, Pledged Collateral so long as, in each instance (i) no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such release, the Secured Facility Exposure shall not exceed the aggregate Collateral Value of the Eligible Collateral then pledged to the Lender hereunder, in each case determined as of the proposed date of release. Otherwise, Pledgor will not encumber, sell, transfer or otherwise dispose of any of the Pledged Collateral.

(c)        Except as expressly permitted under this Section 4.1, the Pledgor shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.

(d)        The Pledgor shall not maintain or deposit any Pledged Collateral into any deposit account, investment account, securities account or similar account unless such account is added as Pledged Collateral hereunder and subject to a Control Agreement.

4.2        No Other Liens. The Pledgor shall not create, incur or permit to exist, and shall defend the Pledged Collateral against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Lien created pursuant to this Agreement, and shall defend the right, title and interest of the Lender in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

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4.3        Principal Office. The Pledgor shall not establish a new location for its chief executive office, change its jurisdiction of formation or change its name until (i) it has given to the Lender not less than thirty (30) days’ prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action necessary and requested in writing by the Lender to maintain the security interest of the Lender in the Pledged Collateral intended to be granted hereby at all times fully perfected, and of first priority, and otherwise in full force and effect.

4.4        Supplements; Further Assurances, etc. The Pledgor shall, at any time and from time to time, at the expense of the Pledgor, promptly execute and deliver, and if applicable cause to be filed, all further instruments and documents, and take all further action, that the Lender may reasonably request, in order to perfect any security interest granted or purported to be granted hereby in the Pledged Collateral or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

4.5        Certificates and Instruments. In the event the Pledgor obtains possession of any certificates, or any securities or instruments forming a part of the Pledged Collateral, the Pledgor shall promptly deliver the same to the Lender together with all necessary instruments of transfer or assignment duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in the Pledgor’s possession shall be held by the Pledgor in trust for the Lender.

4.6        Financing Statements. The Pledgor shall deliver to the Lender such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) as are necessary or desirable to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the UCC or any other applicable law and evidence that such Financing Statements have been filed with the Bermuda Registrar of Companies and the Uniform Commercial Code records of North Carolina, New York and the District of Columbia. The Pledgor shall pay any applicable filing fees and related expenses. The Pledgor authorizes the Lender to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of the Pledgor; provided, however, the foregoing does not create any obligation on the part of the Lender to file any Financing Statements.

4.7        Improper Distributions. Notwithstanding any other provision contained in this Agreement, the Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are permitted by the terms of this Agreement or the other Loan Documents.

4.8        Account Access. The Pledgor shall insure that the Lender has electronic access to statements and other information related to the BMO Account at all times and receives monthly statements with respect to the BMO Account from the Securities Intermediary.

SECTION 5. EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT

5.1        Remedies Generally. If an Event of Default shall have occurred and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and all other rights and remedies available at Law or in equity, in each case subject to and in accordance with the Credit Agreement and the other Loan Documents.

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5.2        Sale of Pledged Collateral.

(a)        Without limiting the generality of Section 5.1, if an Event of Default shall have occurred and be continuing, the Lender may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Lender’s corporate trust offices or elsewhere, for cash, on credit or for future delivery, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Pledged Collateral to more than one offeree so long as such process is commercially reasonable.

(b)        The Pledgor recognizes that, if an Event of Default shall have occurred and be continuing, the Lender may elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended), and the Pledgor agrees that the Lender has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act of 1933, as amended. If the Lender determines to exercise its right to sell any or all of the Pledged Collateral, upon written request the Pledgor shall, from time to time, furnish to the Lender all such information as is necessary in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Lender as exempt transactions under the Securities Act of 1933, as amended, and rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.

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(c)        Without limiting the generality of paragraphs (a) and (b) above, upon the occurrence and during the continuance of an Event of Default, the Lender is entitled (i) to direct BMO Harris Bank N.A. or any other Securities Intermediary to transfer all of the Pledged Collateral to an account in the Lender’s sole name with the Pledgor hereby agreeing never to contest or challenge such direction of the Lender with BMO Harris Bank N.A. or such other Securities Intermediary but to raise any dispute with respect to such direction only with the Lender; (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (iii) to ask or demand for, collect, receive payment of and receipt for any and all property, funds, claims and other amounts due or to become due at any time in respect of or arising out of any of the Pledged Collateral; (iv) to sign and endorse the Pledgor’s name to any instrument, statement, certificate, assignment, or other documentation with respect to any of the Pledged Collateral; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or take possession of or control over the Pledged Collateral or any part thereof and to enforce any other right in respect of any Pledged Collateral; (vi) to defend any suit, action or proceeding brought against the Pledgor with respect to any Pledged Collateral; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Pledgor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Pledged Collateral and the Lender’s Lien thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do; and (ix) thereupon apply the Collateral to the Secured Obligations.

5.3        Purchase of Pledged Collateral. The Lender may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Lender may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.

5.4        Application of Proceeds. The Lender shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with Section 7.02 of the Credit Agreement.

SECTION 6. MISCELLANEOUS PROVISIONS

6.1        Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement (and, in the case of notices to the Pledgor, addressed to the Pledgor’s address as set forth in Section 3.4).

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6.2        Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral until the release thereof pursuant to Section 6.9.

6.3        Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Lender upon the occurrence of any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or other similar arrangement affecting the Pledgor, any other Loan Party or any Subsidiary thereof or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor, any other Loan Party or any Subsidiary thereof or any substantial part of the assets of the Pledgor, any other Loan Party or any Subsidiary thereof, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.

6.4        Independent Security.  The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Lender may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgor hereby waives its right to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Lender shall be at liberty to accept further security from the Pledgor, any other Loan Party, or from any third party and/or release such security without notifying the Pledgor and without affecting in any way the obligations of the Pledgor under this Agreement. The Lender shall determine if any security conferred upon the Lender under the Security Documents shall be enforced by the Lender, as well as the sequence of securities to be so enforced.

6.5        Amendments.  No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the prior written consent of each of the parties hereto, and none of the Pledged Collateral shall be released without the written consent of the Lender upon and subject to the provisions of Section 4.1 hereof. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.6        Successors and Assigns.  This Agreement shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of the Lender and its successors, transferees and assigns. The Pledgor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Lender.

6.7        [Reserved].

6.8        Survival. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement regardless of any investigation made by the Lender or made on its behalf.

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6.9        Continuing Security Interest; Transfer of Loans.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the Termination Date. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement and any other Loan Document, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Upon the Termination Date, the security interest granted hereby shall terminate hereunder and of record and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, or any release of Pledged Collateral pursuant to Section 4.1 above, the Lender shall, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and shall use commercially reasonable efforts to return to the Pledgor any Pledged Collateral previously delivered to the Lender.

6.10        No Waiver; Remedies Cumulative.  No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder and no course of dealing between any of the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

6.11        Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.12        Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

6.13        Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.14        Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTERESTS GRANTED THEREUNDER)).

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6.15        Consent to Jurisdiction.

(a)        The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such Federal court. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against such Loan Party or its properties in the courts of any jurisdiction.

(b)        The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (a) of this Section. The Pledgor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(c)        The Pledgor irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)        The Pledgor shall maintain an agent to receive service of process at all times until the Termination Date as provided in Section 9.10(e) of the Credit Agreement.

6.16        Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.

6.17        Entire Agreement.  This Agreement, together with any other agreement executed in connection herewith (including the Credit Agreement and the other Loan Documents), is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

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6.18        Waiver of Defenses.

(a)        To the maximum extent permitted by applicable law, the Pledgor hereby waives: (i) any defense of a statute of limitations; (ii) any defense based on the legal disability of any Person or any discharge or limitation of the liability of any Person to the Lender, whether consensual or arising by operation of law; (iii) presentment, demand, protest and notice of any kind (other than as expressly provided by the Loan Documents); and (iv) any defense based upon or arising out of any defense which any Person may have to the payment or performance of any part of the Secured Obligations (other than the defense of payment).

(b)        The Pledgor hereby waives, to the maximum extent permitted by applicable law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, of the Pledgor’s right to recover any amount from any Person, whether by right of subrogation or otherwise; (ii) all rights under any law to require the Lender to pursue the Borrower or any other Person (including the Pledgor under any other obligation of the Pledgor), any security which the Lender may hold, or any other remedy before proceeding against the Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that the Lender may have against any Person, and all rights to participate in any security held by the Lender, in each case until the Secured Obligations have been indefeasibly paid in full and the covenants of the Loan Documents have been performed in full; (iv) all rights to require the Lender to give any notices of any kind, including, without limitation, notices of acceptance, nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Credit Agreement or any of the Loan Documents; (v) all rights to assert the bankruptcy or insolvency of any Person as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce the Pledgor’s obligations hereunder if the Secured Obligations are reduced other than as a result of payment in cash of such Secured Obligations including, without limitation, any reduction based upon the Lender’s error or omission in the administration of the Secured Obligations; (vii) all defenses based on the incapacity, disability or lack of authority of any other Loan Party or any other Person, the repudiation of the Loan Documents by any other Loan Party or any Person, the failure by the Lender to enforce any claim against any Person, or the unenforceability in whole or in part of any Loan Documents; (viii) all suretyship and guarantor’s defenses generally including, without limitation, defenses based upon collateral impairment or any statute or rule of law providing that the obligation of a surety or guarantor must not exceed or be more burdensome than that of the principal; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under, or the enforcement by the Lender of, this Agreement; (x) any requirement on the part of the Lender or the holder of any obligations under the Loan Documents to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by the Lender upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by law, the Pledgor waives the posting of any bond otherwise required of the Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Secured Obligations, to enforce any judgment or other court order entered in favor of the Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between the Pledgor and the Lender. The Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, the Lender may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Secured Obligations or any part thereof, or to exercise any other remedy against any Person, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from any Person for any sums paid by the Pledgor to the Lender.

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(c)        If the Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Lender a Lien upon any Collateral, whether owned by the Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Agreement. If, in the exercise of any of such rights and remedies, the Lender shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, to the extent permitted by applicable law, the Pledgor hereby consents to such action by the Lender and waives any claim based upon such action, even if such action by the Lender shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which the Pledgor might otherwise have had but for such action by the Lender or the terms herein. Any election of remedies which results in the denial or impairment of the right of the Lender to seek a deficiency judgment against any of the parties to any of the Loan Documents shall not, to the extent permitted by applicable law, impair the Pledgor’s obligation hereunder. In the event the Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Lender may bid all or less than the amount of the Secured Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether the Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations.

6.19        Subrogation, Etc. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Lender of any of the remedies provided under this Agreement or any other Loan Document, until the Secured Obligations have been indefeasibly paid in full, the Pledgor shall have no claim (as defined in 11 U.S.C. § 101(5)) of subrogation to any of the rights of the Lender against any Person, the Pledged Collateral or any guaranty held by the Lender for the satisfaction of any of the Secured Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. § 101(5)) for reimbursement, indemnity, exoneration or contribution from any Person in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time before the Secured Obligations have been paid in full, such amount shall be held by the Pledgor in trust for the Lender segregated from other funds of the Pledgor, and shall be turned over to the Lender in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Lender if required) to be applied against the Secured Obligations in such amounts and in such order as the Lender may elect, or as directed by the Lender.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

JRG REINSURANCE COMPANY LTD.

By:	/s/ Helen Gillis
Name:	Helen Gillis
Its:	Chief Financial Officer

BMO HARRIS BANK N.A.

By:	/s/ Debra Basler
Name:	Debra Basler
Title:	Managing Director